EXHIBIT 99.2
STATEMENT


The payment of the policy is being financed pursuant to a finance contract. The down-payment required to initiate this finance agreement is $135.00. Seven additional monthly installments of $200.93, starting 05/01/2006 are required. A total of $335.93 is being paid immediately.